UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 3, 2021

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

227 W. Valley Blvd. #208A, San Gabriel, CA		91776
(Address of principal executive offices)		(Zip Code)

(626) 589-2468
(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CIIX	N/A

Securities registered pursuant to Section 12(g) of the Act: None

o Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

o If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CHINESEINVESTORS.COM

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01

Entry into a Material Definitive Agreement

The disclosure set forth under Item 2.01 is incorporated herein by reference.

Item 1.03

Bankruptcy or Receivership

As previously reported, on June 18, 2020 the Company filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Central District of California (“Bankruptcy Court”), case no. 2:20-bk-15501-ER. On January 21, 2021, the Bankruptcy Court converted the Chapter 11 bankruptcy reorganization to a Chapter 7 liquidation.

During the proceedings, the Bankruptcy Court took jurisdiction over the Company’s operations effective June 18, 2020. After the bankruptcy case was converted to Chapter 7, the Bankruptcy Court replaced the Company’s management, who had been operating the Company as debtor in possession, with a Chapter 7 bankruptcy trustee.

Item 2.01

Completion of Acquisition or Disposition of Assets

On March 3, 2021, in connection with the Company’s bankruptcy proceedings, the Bankruptcy Court approved the sale of the Company’s assets related to the Company’s operation of an online web platform providing in-language (Mandarin) financial information regarding U.S. stocks and investments, including its customer subscriber list, intellectual property, and related assets for $250,000.00 (the “Sale”). The Sale closed on March 3, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ChineseInvestors.com, Inc.

Date: March 23, 2021